Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254775
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 5, 2021)

16,666,667 Shares

Common Stock
We are offering 16,666,667 shares of our common stock, par value $0.001 per share.
Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AQST.” On March 19, 2024, the last reported sale price of our common stock on Nasdaq was $4.50 per share.
Investing in our securities involves substantial risks. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors included in the accompanying base prospectus and in the documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$4.50	$75,000,002
Underwriting discounts and commissions(1)	$0.27	$4,500,000
Proceeds to us, before expenses	$4.23	$70,500,002
(1)	See “Underwriting” for a description of compensation payable to the underwriters.
We have also granted the underwriters an option for a period of 30 days to purchase up to an additional 2,500,000 shares of our common stock.
Delivery of the shares of common stock is expected to be made on or about March 22, 2024.
Joint Bookrunning Managers
Leerink Partners	Piper Sandler
Lead Manager
Oppenheimer & Co.
The date of this prospectus supplement is March 19, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the SEC, utilizing a “shelf” registration process, and relates to the offering of the securities. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and accompanying base prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying base prospectus. These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. This prospectus supplement and accompanying prospectus add to and update information contained in the documents incorporated by reference into this prospectus supplement and accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and accompanying prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement and accompanying prospectus that was filed with the SEC before the date of this prospectus supplement and accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement and accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement and accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Leerink Partners LLC and Piper Sandler & Co. have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
The trademarks and registered trademarks of Aquestive Therapeutics, Inc. and its subsidiaries referred to herein include Aquestive Therapeutics, our logo and our name and logo used together. Third-party product and company names mentioned herein may be the trademarks of their respective owners.
Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Aquestive,” “company” and similar designations refer, collectively, to Aquestive Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in other parts of this prospectus supplement, the accompanying base prospectus or incorporated by reference herein or therein from our filings with the SEC. As it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement or accompanying base prospectus. You should read the entire prospectus supplement, the registration statement of which this prospectus supplement is a part, and the information incorporated by reference in its entirety, including the sections titled “Risk Factors” and our financial statements and the related notes contained in and incorporated by reference into this prospectus supplement and accompanying base prospectus, before purchasing our securities.
Overview
Aquestive is a pharmaceutical company advancing medicines to bring meaningful improvement to patients’ lives through innovative science and delivery technologies. We are developing pharmaceutical products to deliver complex molecules through administrations that are alternatives to invasive and inconvenient standard of care therapies. We have five licensed commercialized products which are marketed by our licensees in the U.S. and around the world. We are the exclusive manufacturer of these licensed products. Aquestive also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. We are advancing a product pipeline for the treatment of severe allergic reactions, including anaphylaxis. We have also developed a product pipeline focused on treating diseases of the central nervous system. Our production facilities are located in Portage, Indiana, and our corporate headquarters and primary research laboratory facilities are based in Warren, New Jersey.
We manufacture licensed products at our facilities and anticipate that our current manufacturing capacity is sufficient for commercial quantities of our licensed products and product candidates currently in development. Our facilities have been inspected by the U.S. Food and Drug Administration (the “FDA”), the Australian Government Department of Health’s Therapeutics Goods Administration, and the Drug Enforcement Agency and are subject to inspection by all applicable health agencies, including the Brazilian Health Regulatory Agency and the European Medicines Agency. Not all collaborative or licensed products of Aquestive that may be commercially launched in the future will necessarily be manufactured by us, such as the case with KYNMOBI®.
Corporate Information
Our principal executive offices are located at 30 Technology Drive, Warren, New Jersey 07059. Our website is www.aquestive.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement, and you should not rely on any such information in deciding whether to purchase our securities.
Implications of Being a Smaller Reporting Company
As of December 31, 2023, we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 but are still a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, (a) we may choose to present only the two most recent fiscal years of audited financial statements and only two years of related “Management’s discussion and analysis of financial condition and results of operations” in our Annual Report on Form 10-K, (b) we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, on the effectiveness of our internal controls over financial reporting and (c) similar to emerging growth companies, we are subject to reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements.

THE OFFERING
Common Stock Offered by Us
16,666,667 shares of our common stock.
Underwriter Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to 2,500,000 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Common Stock Outstanding After This Offering
85,199,752 shares (or 87,699,752 shares if the underwriters exercise in full their option to purchase up to 2,500,000 additional shares).
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $69.8 million (or approximately $80.4 million if the underwriters exercise in full their option to purchase up to 2,500,000 additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds that we receive from this offering, together with our existing cash and cash equivalents, primarily to advance the development and commercialization of our product pipeline, including Anaphylm™ (epinephrine) Sublingual Film for the treatment of severe life-threatening allergic reactions, including anaphylaxis, and Libervant™ (diazepam) Buccal Film for the treatment of seizure clusters in epilepsy patients aged two to five, and for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds” beginning on page S-10 of this prospectus supplement for more information.
Risk Factors
Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement, for a discussion of factors that you should read and consider before investing in our securities.
Nasdaq Listing Symbol
“AQST”
The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 68,533,085 shares of our common stock outstanding as of December 31, 2023. The number of shares of common stock outstanding as of December 31, 2023, as used throughout this prospectus supplement, unless otherwise indicated, does not take into account 4,557,220 shares of common stock issued subsequent to December 31, 2023 and prior to this offering pursuant to our ATM Facility (defined below), exercise of our outstanding options and the proceeds from such issuances, and issuances of shares upon the vesting of our restricted stock units and excludes:
•
5,733,064 shares of common stock issuable upon exercise of outstanding options pursuant to our stock incentive plans at a weighted average option exercise price of $5.58 per share as of December 31, 2023;

•	1,948,313 shares of common stock issuable upon vesting of restricted stock units outstanding under our stock incentive plans as of December 31, 2023;

•	Up to 1,998,000 shares of common stock issuable under performance stock units outstanding under our 2018 Equity Incentive Plan as of December 31, 2023 upon the satisfaction of performance criteria;
•
4,624,977 shares of common stock issuable upon exercise of outstanding warrants as of December 31, 2023: 1,571,429 shares of which are exercisable at an exercise price of $4.25 per share, 143,000 shares of which are exercisable at an exercise price of $5.38 per share, 160,548 shares of which are exercisable at an exercise price of $0.96 per share, and 2,750,000 shares of which are exercisable at an exercise price of $2.60 per share;

•	947,950 shares of common stock reserved for future issuance under the 2018 Equity Incentive Plan as of December 31, 2023;
•	1,000,000 shares of common stock reserved for future issuance under the 2022 Inducement Equity Incentive Plan as of December 31, 2023;
•	39,018 shares of common stock available for future purchases under our Employee Stock Purchase Plan as of December 31, 2023; and
•
Up to 214,129 commitment shares issuable to Lincoln Park Capital Fund LLC pursuant to the Purchase Agreement, dated April 22, 2022 (the “Lincoln Park Purchase Agreement”), in connection with future purchases under the Lincoln Park Purchase Agreement.

Unless otherwise indicated, the information in this prospectus supplement assumes:
•	no exercise of the outstanding options, restricted stock units and existing warrants described above; and
•	no exercise by the underwriters of their option to purchase up to 2,500,000 additional shares.
Up to $50.0 million of shares of our common stock were available for sale under our “at-the-market” facility that we entered into on September 11, 2019 (the “ATM Facility”), and an additional amount of up to $35.0 million of shares of common stock are available for sale from time to time pursuant to an amendment of the ATM Facility that we entered into on September 7, 2022, with Piper Sandler & Co., as sales agent for the ATM Facility. As of the date of this prospectus supplement, we have sold approximately 19.9 million shares of our common stock under the ATM Facility which has resulted in net proceeds to the Company of approximately $60.7 million to date. We have agreed not to make any sales under the ATM Facility until the expiration or waiver of a 60-day lock-up period applicable to sales made under the ATM Facility.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2023, as may be updated by our subsequent annual reports, quarterly reports and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to this Offering
Investors in this offering will pay a substantially higher price than the book value of our common stock and therefore you will incur immediate and substantial dilution of your investment.
The public offering price of our common stock in this offering will be substantially higher than the net tangible book value per share of common stock based on the total value of our tangible assets less our total liabilities immediately following this offering. After giving effect to the sale of 16,666,667 shares of our common stock in this offering at the public offering price of $4.50 per share, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, you would experience immediate and substantial dilution of approximately $4.95 per share, representing the difference between our adjusted net tangible book value per share as of December 31, 2023 after giving effect to this offering. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
Raising additional capital may restrict our operations or require us to relinquish rights to our technologies or product candidates, and if we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.
Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, partnerships and marketing, distribution or licensing arrangements. We do not have any committed external source of funds. We may also from time to time issue additional shares of common stock at a discount from the then current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our stockholders would experience additional dilution and, as a result, our stock price may decline. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, in addition to the limitations and restrictions we are subject to pursuant to our current debt facility.
If we raise additional funds through partnerships or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
Resales of our common stock in the public market by our stockholders as a result of this offering may cause the market price of our common stock to fall.
Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new equity, or equity linked, securities could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. We could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds, if any, from this offering primarily to advance the development and commercialization of its product pipeline, including Anaphylm™ (epinephrine) Sublingual Film for the treatment of severe life-threatening allergic reactions, including anaphylaxis, and Libervant™ (diazepam) Buccal Film for the treatment of seizure clusters in epilepsy patients aged two to five, and for working capital, capital expenditures and general corporate purposes, which may include the scheduled repayment of debt and interest thereon, working capital, clinical trial expenditures and capital expenditures. However, our actual use of these proceeds may differ from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”
The trading price of the shares of our common stock could be highly volatile, and purchasers of our common stock could incur substantial losses.
Since our common stock began trading on The Nasdaq Global Market on July 25, 2018, our common stock has traded at prices as low as $0.63 per share and as high as $18.96 per share through March 18, 2024. Such volatility resulted in rapid and substantial increases and decreases in our stock price that may or may not be related to our operating performance or prospects. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.
As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, and The Nasdaq Global Market and the stock of biotechnology and emerging pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.
We do not anticipate paying any dividends.
We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, stockholders are not likely to receive any dividends on their common stock for the foreseeable future. Since we do not intend to pay dividends, stockholders’ ability to receive a return on their investment will depend on any future appreciation in the market value of our common stock. Our common stock may not appreciate or even maintain the price at which our holders have purchased it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Such risks and uncertainties include, but are not limited to:
•
risks associated with our development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans, including those relating to Anaphylm and Libervant;

•	risk of delays in regulatory advancement through the FDA of Anaphylm, Libervant and our other drug candidates or failure to receive FDA approval at all;
•
the risk that we may not overcome the seven-year orphan drug exclusivity granted by the FDA for the approved nasal spray product of another company in the U.S. in order for Libervant to be granted U.S. market access for any age group of patients;

•
risk of litigation brought by third parties relating to overcoming their orphan drug exclusivity of an FDA approved product should the FDA approve Libervant for U.S. market access for any age group of this epilepsy patient population;

•
risk that a competing pediatric epilepsy product of Libervant will receive FDA approval prior to the Company’s receipt of FDA approval of the Libervant NDA for these epilepsy patients between two and five years of age;

•	risk in obtaining market access for Libervant for other reasons;
•	risk in obtaining market access from the FDA for our other product candidates;
•	risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations);
•
risks and uncertainties concerning the revenue stream from the monetization of our royalty rights for the product KYNMOBI®, as well as the achievement of royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent payments under the KYNMOBI® monetization transaction;

•	risk of development of a sales and marketing capability for future commercialization of our product candidates;
•
risk of sufficient capital and cash resources, including access to available debt and equity financing, including under our ATM Facility and the Common Stock Purchase Agreement entered into with Lincoln Park Capital Fund, LLC on April 12, 2022, and from revenues from operations, to satisfy all of our short-term and longer-term cash requirements and other cash needs, at the times and in the amounts needed, including near-term debt amortization schedules;

•	risk of failure to satisfy all financial and other debt covenants and of any default under our debt facility;
•	short-term and long-term liquidity and cash requirements, cash funding and cash burn;
•
risk related to government and other claims against Indivior Inc. for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues, including the risk related to the recent product liability multi-district litigation related to Suboxone®;

•	risks related to the outsourcing of certain operational and staff functions to third parties;

•	risk of the rate and degree of market acceptance of our product and product candidates;
•	risk of the success of any competing products including generics;
•	risk of the size and growth of our product markets;
•	risk of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities;
•	risks associated with intellectual property rights and infringement claims relating to our products;
•	risk of unexpected patent developments;
•
risk of legislation and regulatory actions and changes in laws or regulations affecting our business including relating to our products and product candidates and product pricing, reimbursement or access therefor;

•	risk of loss of significant customers;
•	risks related to claims and legal proceedings including patent infringement, securities, business torts, investigative, product safety or efficacy and antitrust litigation matters;
•	risk of product recalls and withdrawals;
•	risks related to any disruptions in our information technology networks and systems, including the impact of cyberattacks;
•	risk of increased cybersecurity attacks and data accessibility disruptions due to remote working arrangements;
•	adverse developments affecting the financial services industry;
•	risks related to inflation and rising interest rates;
•
risks related to the impact of a health pandemic on our business, including with respect to our clinical trials and the site initiation, patient enrollment and timing and adequacy of those clinical trials, regulatory submissions and regulatory reviews and approvals of our product candidates, availability of pharmaceutical ingredients and other raw materials used in our products and product candidates, supply chain, manufacture and distribution of our products and product candidates;

•
risks and uncertainties related to general economic, political (including the wars in Ukraine and Israel and other acts of war and terrorism), business, industry, regulatory and market conditions and other unusual items;

•	other uncertainties affecting us including those described in the “Risk Factors” section of this prospectus supplement, and in our most recent Annual Report on Form 10-K filed with the SEC; and
•	use of our existing cash and cash equivalents and the anticipated use of net proceeds from this offering.
In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in our most recent Annual Report on Form 10-K, may be interpreted differently in light of additional research and clinical and preclinical trials results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate the net proceeds to us from this offering will be approximately $69.8 million (or approximately $80.4 million if the underwriters exercise in full their option to purchase up to 2,500,000 additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily to advance the development and commercialization of its product pipeline, including Anaphylm™ (epinephrine) Sublingual Film for the treatment of severe life-threatening allergic reactions, including anaphylaxis, and Libervant™ (diazepam) Buccal Film for the treatment of seizure clusters in epilepsy patients aged two to five, and for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.
Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our planned operating expenses and capital expenditures through December 2025. Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including our development timeline, results of our research and development efforts, costs associated with drug development, and any unforeseen cash needs, the timing and outcome of regulatory submissions and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. Our management will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
The net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, will not be sufficient for us to fund our clinical programs, and we expect to need to raise additional capital to achieve our business objectives.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION
If you purchase our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2023, was approximately $(107.8) million, or $(1.57) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of December 31, 2023. After giving effect to the sale by us of 16,666,667 shares of our common stock in this offering based on the offering price of $4.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been $(38.0) million, or $(0.45) per share of common stock. This represents an immediate increase in net tangible book value of $1.13 per share to our existing stockholders and an immediate dilution of $4.95 in net tangible book value per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.
The following table illustrates this per share dilution:
Public offering price per share		$4.50
Net tangible book value per share as of December 31, 2023	$(1.57)
Increase in as adjusted net tangible book value per share attributable to new investors in this offering	1.13
As adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering		(0.45)
Dilution per share to new investors purchasing shares in this offering		$4.95
The information above assumes that the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise in full their option to purchase up to 2,500,000 additional shares of common stock, the as adjusted net tangible book value after this offering would be $(0.31) per share, representing an increase in net tangible book value of $1.26 per share to existing stockholders and immediate dilution in net tangible book value of $4.81 per share to investors purchasing our common stock in this offering.
The number of shares of our common stock used in the calculations above is based on 68,533,085 shares of our common stock outstanding as of December 31, 2023 and does not take into account 4,557,220 shares of common stock issued subsequent to December 31, 2023 and prior to this offering pursuant to our ATM Facility, exercise of our outstanding options and the proceeds from such issuances, and issuances of shares upon the vesting of our restricted stock units and excludes:
•
5,733,064 shares of common stock issuable upon exercise of outstanding options pursuant to our stock incentive plans at a weighted average option exercise price of $5.58 per share as of December 31, 2023;

•	1,948,313 shares of common stock issuable upon vesting of restricted stock units outstanding under our stock incentive plans as of December 31, 2023;
•	Up to 1,998,000 shares of common stock issuable under performance stock units outstanding under our 2018 Equity Incentive Plan as of December 31, 2023 upon the satisfaction of performance criteria;
•
4,624,977 shares of common stock issuable upon exercise of outstanding warrants as of December 31, 2023: 1,571,429 shares of which are exercisable at an exercise price of $4.25 per share, 143,000 shares of which are exercisable at an exercise price of $5.38 per share, 160,548 shares of which are exercisable at an exercise price of $0.96 per share, and 2,750,000 shares of which are exercisable at an exercise price of $2.60 per share;

•	947,950 shares of common stock reserved for future issuance under the 2018 Equity Incentive Plan as of December 31, 2023;
•	1,000,000 shares of common stock reserved for future issuance under the 2022 Inducement Equity Incentive Plan as of December 31, 2023;
•	39,018 shares of common stock available for future purchases under our Employee Stock Purchase Plan as of December 31, 2023; and

•
Up to 214,129 commitment shares issuable to Lincoln Park Capital Fund LLC pursuant to the Lincoln Park Purchase Agreement, in connection with future purchases under the Lincoln Park Purchase Agreement.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants after December 31, 2023. To the extent that outstanding options or warrants outstanding as of December 31, 2023 have been or may be exercised or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING
Leerink Partners LLC and Piper Sandler & Co. are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Leerink Partners LLC	7,916,667
Piper Sandler & Co.	6,416,667
Oppenheimer & Co. Inc.	2,333,333
Total	16,666,667
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.162 per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.
		Total
	Per Share	Without Option	With Option
Initial public offering price	$4.50	$75,000,001.50	$86,250,001.50
Underwriting discounts and commissions	$0.27	$4,500,000.09	$5,175,000.09
Proceeds, before expenses, to us	$4.23	$70,500,001.41	$81,075,001.41
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $722,500. We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. Included in our expenses of the offering are financial advisory fees payable by us to H.C. Wainwright & Co., LLC and Brookline Capital Markets, a division of Arcadia Securities, LLC.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,500,000 additional shares at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners LLC and Piper Sandler & Co. on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•	offer, pledge, sell or contract to sell any common stock;
•	sell any option or contract to purchase any common stock;
•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant for the sale of any common stock;
•	otherwise dispose of or transfer any common stock;
•	submit or file a registration statement related to the common stock or request or demand that we file a registration statement related to the common stock; or
•
enter into any hedging, swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “AQST.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. For example, Piper Sandler & Co. is the sales agent under an equity distribution agreement, dated September 11, 2019 and amended on March 26, 2021. Under the equity distribution agreement, we may offer and sell, from time to time, shares of our common stock through Piper Sandler & Co. through an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a

“qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the shares may be offered to the public in the United Kingdom at any time:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000,
provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
This document has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, the shares have not been offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b)	where no consideration is or will be given for the transfer;
c)	where the transfer is by operation of law;
d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations of 2005 of Singapore (Regulation 32).
Singapore SFA product classification. In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the DFSA.
Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the shares to the public in France.
•	Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•
in a transaction that, in accordance with article L.411-2-II-1"-or-2"-or 3" of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Bermuda
Shares of our common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Australia
No placement document, prospectus supplement, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to Prospective Investors in Germany
Each person who is in possession of this prospectus supplement is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (WertpapierVerkaufsprospektgesetz) (the “Act”) of the Federal Republic of Germany has been or will be published with respect to our shares of common stock. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our shares of common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Dechert LLP. Cooley LLP, New York, New York is counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of Aquestive Therapeutics, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus as to the contents of any contract or any other document referred to herein or therein, such references are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
We file electronically with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
We make available, free of charge and through our Internet web site at www.aquestive.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to any such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Copies of our Code of Business Conduct and Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents.” To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our executive officers and directors within the time period required. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38599. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•	our Current Report on Form 8-K filed with the SEC on March 15, 2024 (to the extent the information in such report is filed and not furnished); and
•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 20, 2018, as the description therein has been updated and superseded by the description of our securities contained in Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 5, 2024.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are hereafter filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Aquestive Therapeutics, Inc., Attn: Corporate Secretary, 30 Technology Dr. South, Warren, NJ 07059; telephone: (908) 941-1900.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

Aquestive Pharmaceuticals, Inc.

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we may offer up to $250,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “AQST.” On March 24, 2021, the last reported sale price of our common stock was $4.36 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 6 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is April 5, 2021.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even if this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (the “SEC”). As it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the applicable prospectus supplement and the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the applicable prospectus supplement, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes contained in and incorporated by reference into this prospectus, before purchasing our securities.
Unless the context indicates otherwise, references in this prospectus to “Aquestive,” “Company,” “we,” “us” and “our” refer to Aquestive Therapeutics, Inc. and its consolidated subsidiaries.
Company Overview
We are a pharmaceutical company focused on developing and commercializing differentiated products which leverage our proprietary PharmFilm® technology to meet patients’ unmet medical needs and to solve patients’ therapeutic problems. We have five products approved by the U.S. Food and Drug Administration, or FDA, both proprietary and out-licensed, as well as a late-stage proprietary product pipeline focused on the treatment of central nervous system, or CNS, diseases and an earlier stage pipeline including for the treatment of anaphylaxis. Our licensees market their products in the U.S. and in some instances outside the U.S. The Company markets its proprietary product in the U.S. We believe that our proprietary and licensed products address the needs of these patient populations and the shortcomings of available treatments create opportunities for the development and commercialization of meaningfully differentiated medicines.
Our largest commercialized licensed product to date is Suboxone®, a sublingual film formulation of buprenorphine and naloxone, for the treatment of opioid dependence. We have a sole and exclusive worldwide agreement with our licensee for this product, Indivior Inc., to manufacture Suboxone. As of January 31, 2021, Suboxone branded products retain approximately 40% of film market share as generic film-based products have penetrated this market. Indivior accounted for 57% of our total revenues during fiscal year 2020. Our total revenue mix is expected to shift in coming years to a higher proportionate share of proprietary product sales as we continue to grow revenues for our proprietary product, Sympazan®, and pursue the launch of other products in our pipeline, assuming FDA approvals for U.S. market access.
We manufacture all of our licensed and proprietary products at our FDA, Australian Government Department of Health’s Therapeutics Goods Administration, and Drug Enforcement Agency inspected facilities and anticipate that our current manufacturing capacity is sufficient for commercial quantities of our products and product candidates currently in development. We have produced over 2.2 billion doses of Suboxone since 2010. Not all collaborative or licensed products of the Company that may be commercially launched in the future will necessarily be manufactured by us, such as the case with KYNMOBI® under our License Agreement with Sunovion Pharmaceuticals Inc.
Corporate Information
Aquestive Therapeutics, Inc. was formed effective on January 1, 2018 via the conversion of MonoSol Rx, LLC to a Delaware corporation and a simultaneous name change. Prior to that date, the business operated as MonoSol Rx, LLC, a Delaware limited liability company. The financial statement information presented or incorporated by reference herein from periods prior to January 1, 2018 are that of MonoSol Rx, LLC.
The Company conducts its production activities at facilities located in Portage, Indiana, and maintains its headquarters, sales and commercialization operations and its primary research laboratory in Warren, New Jersey. Our principal executive office is at 30 Technology Drive, Warren, New Jersey 07059. Our telephone number there is (908) 941-1900. The address of our website is www.aquestive.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities, warrants and rights to purchase shares of common stock or preferred stock, debt securities or units, as well as units to purchase any of such securities, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important U.S. federal income tax considerations.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the estimated net proceeds to us.
Common Stock
We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Currently, we do not pay any dividends and we do not have any issued and outstanding preferred stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock—Common Stock.”
Preferred Stock
We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. Our preferred stock is described in greater detail in this prospectus under “Description of Capital Stock—Preferred Stock.”
Debt Securities
We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of an indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
Warrants
We may from time to time offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
Rights
We may from time to time issue rights to purchase shares of our common stock or preferred stock, debt securities or units. The rights may be issued independently or together with other securities and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would make available a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
In this prospectus, we have summarized certain general features of the rights under “Description of Rights.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of rights being offered.
Units
We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of these risk factors could have a material and adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements within the meaning of the Private Litigation Reform Act of 1995.
These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of Libervant, AQST-108-SF and our other drug candidates through the regulatory and development pipeline; the focus on growing the Company’s commercial sales of Sympazan® and continuing to manufacture Suboxone® and other licensed products; the ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the New Drug Application for Libervant and obtain FDA approval of Libervant for U.S. market access; clinical trial timing and plans for AQST-108-SF and our other drug candidates; the 2021 financial outlook; and business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are also subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredients and other raw materials; supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals. Given these uncertainties the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic.
These forward-looking statements are also based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:
•	risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans;
•	risk of delays in regulatory advancement through the FDA of Libervant and our other drug candidates or failure to receive approval, including the failure to receive orphan drug exclusivity;
•	risk that a competitor obtains other FDA marketing exclusivity that blocks U.S. market access for Libervant or any of our other product candidates;
•	risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations);
•
risks and uncertainties concerning the revenue stream from the monetization of the Company’s royalty rights for the product KYNMOBI®, as well as the achievement of royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent payments under the KYNMOBI monetization transaction;

•	risk of development of our sales and marketing capabilities;
•
risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer-term cash requirements and other cash needs, at the times and in the amounts needed;

•	risk of failure to satisfy all financial and other debt covenants and of any default;
•	risk related to government claims against Indivior for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues;
•	risks related to the outsourcing of certain marketing and other operational and staff functions to third parties;
•	risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics;
•	risk of the size and growth of our product markets;

•	risk of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities;
•	risks associated with intellectual property rights and infringement claims relating to the Company’s products;
•	risk of unexpected patent developments;
•	risk of legislation and regulatory actions and changes in laws or regulations affecting our business;
•	risk of loss of significant customers;
•	risks related to legal proceedings including patent infringement, securities, investigative, product safety or efficacy and antitrust litigation matters;
•	risk of product recalls and withdrawals;
•	the COVID-19 pandemic and its impact on our business; and
•	uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items.
You should also read carefully the factors described in the “Risk Factors” section contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements contained in or incorporated by reference into this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Any forward-looking statements that we make in or incorporate by reference into this prospectus speak only as of the date of such statement, and, except as required by applicable law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we plan to invest these net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our certificate of incorporation authorizes us to issue up to 250,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, all of which remains undesignated. The following summary is qualified in its entirety by reference to our certificate of incorporation, as amended, a copy of which is filed as an exhibit to our previous filings with the SEC and incorporated herein by reference.
Common Stock
Outstanding Shares
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our certificate of incorporation, including provisions relating to amending our bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction, provided, however, that this restriction shall not apply to, and such 66 2/3% vote shall not be required for, any such amendment, change or repeal approved by the affirmative vote of at least a majority of the then current duly elected board of directors, in which case such action shall require only the vote of shareholders as required under Delaware law.
Dividends
Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate we will declare or pay any cash dividends for the foreseeable future. Further, any future debt agreements may also prohibit us form paying, or place restrictions on our ability to pay, dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock
As of March 26, 2021, we had no shares of preferred stock issued or outstanding. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.
These provisions include:
Classified Board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors.
Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and the bylaws also provides that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.
Removal of Directors. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.
Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. A majority vote of our board of directors or the affirmative vote of holders of at least 66 2/3% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, are required to amend, alter, change or repeal the bylaws. In addition, the affirmative vote of the holders of at least 66 2/3% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, are required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, any of the provisions in our certificate of incorporation relating to amendments to our certificate of incorporation and bylaws and as described under “Action by Written Consent; Special Meetings of Stockholders”, “Classified Board” and “Removal of Directors” above. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.
Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Exclusive Forum. Our certificate of incorporation provides that, subject to limited exceptions, the state or federal courts located in the State of Delaware are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any other action asserting a claim against us that is governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or Section 203. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 75% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare. The transfer agent’s address is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100. The transfer agent for any series of stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on the Nasdaq Global Select Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AQST.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We may offer senior debt securities or subordinated debt securities under the indenture and any supplemental indentures that we will enter into with the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summaries of material provisions of the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
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if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, a holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change the indenture without the consent of any holders with respect to the following specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
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to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.
However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
The indenture may provide that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms related to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture and is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking Debt Securities
The subordinated debt securities that we may offer will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement.
The senior debt securities that we may offer will be unsecured and will rank equally in right of payment to all our other senior unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, if any, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:
•	the title of such securities;
•	the offering and exercise price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate or agreement representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate or agreement properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or agreement are exercised, then we will issue a new warrant certificate or agreement for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. Federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:
•	underwritten public offerings;
•	negotiated transactions;
•	block trades;
•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or
•	through a combination of these methods.
We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers or agents, if any;
•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;
•	any over-allotment or other options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•	the identity and relationships of any finders, if applicable; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
LEGAL MATTERS
Dechert LLP will pass for us upon the validity of the securities being offered by this prospectus and any applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Aquestive Therapeutics, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2020 due to the adoption of Accounting Standards Codification 842, Leases.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
We file electronically with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.
We make available, free of charge and through our Internet web site at www.aquestive.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to any such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Copies of our Code of Business Conduct and Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents” or by requesting a copy via an e-mail addressed to investorrelations@aquestive.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our executive officers and directors within the time period required. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38599. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021;
•
our Current Reports on Form 8-K filed with the SEC on January 7, 2021, January 21, 2021, February 9, 2021, February 25, 2021, March 25, 2021 and March 26, 2021, to the extent the information in such reports is filed and not furnished; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 20, 2018, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Aquestive Therapeutics, Inc., Attn: Corporate Secretary, 30 Technology Dr. South, Warren, NJ 07059; telephone: (908) 941-1900.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

16,666,667 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
Leerink Partners	Piper Sandler
Lead Manager
Oppenheimer & Co.
March 19, 2024